Exhibit 99.1

VITALITY BIOPHARMA ENTERS INTO $5 MILLION EQUITY LINE FINANCING RELATIONSHIP WITH INSTITUTIONAL INVESTOR

20 AUG 2021 / PRESS RELEASE

CLEVELAND, OHIO – (August 20, 2021) – Vitality Biopharma, Inc. (VBIO) (“Vitality” or the “Company”), an innovation-driven drug development company dedicated to unlocking the therapeutic powers of cannabinoids, today announced that the Company had entered into a definitive agreement with an institutional investor for a $5,000,000 equity line financing.

Under the terms of the equity line financing, once the registration statement covering these shares is declared effective, the institutional investor is obligated to purchase the number of shares of the Company’s common stock set forth in each purchase notice delivered by the Company until December 31, 2022 (up to $250,000 per purchase notice) at a price equal to 85% of the share’s lowest daily volume weighted average price over the five-day period prior to the pricing date, up to an aggregate value of $5,000,000. For each share sold to the institutional investor, the Company also will issue a warrant for another share exercisable at 115% of the lowest daily volume weighted average price of the five-day period prior to the pricing date.

The Company anticipates using the proceeds from the offering to advance the Company’s leading prodrug candidate, VBX-100, through its pre-clinical studies and for general corporate purposes. VBX-100, a glycosylated cannabinoid developed using our proprietary enzymatic bioprocessing technologies, was recently granted Orphan Drug Designation by the FDA for the treatment of pediatric ulcerative colitis.

“Over the past two and a half years our management team has successfully executed our three-pronged corporate recovery plan to resume ordinary course trading of our common stock, strengthen our balance sheet, and invest in our drug development assets. Today we are excited to announce this $5 million equity line financing which we expect will provide the critical funding necessary to support our transition into the value creation phase of our strategic plan, with a particular focus on advancing our VBX-100 prodrug through preclinical studies,” said Michael Cavanaugh, Chief Executive Officer of Vitality. “This financing is structured in a manner to allow us to draw capital on an as-needed basis to minimize dilution and maximize return on invested capital. We are thankful for the commitment and creativity of our institutional investor financing partner.”

About Vitality Biopharma, Inc.

Headquartered in Los Angeles, California, Vitality Biopharma, Inc. (www.vitality.bio) is a company focused on the advancement of pharmaceuticals and innovative technologies that improve the lives of patients. Vitality seeks to achieve this objective through the development of novel glycosylated cannabinoid prodrugs that are engineered to deliver the therapeutic benefits of cannabinoids but without their unwanted side effects. Vitality has developed over 100 novel cannabinoid compounds, including glycosylated tetrahydrocannabinol (THC) and water soluble glycosylated cannabidiol (CBD) prodrugs.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Vitality Biopharma, Inc.

Investor Relations
info@vitality.bio
+1 530.231.7800
www.vitality.bio